UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2007

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Following approval by the Board of Directors (the "Board") of McKessson Corporation (the "Corporation") on January 4, 2007, the Corporation and The Bank of New York entered into Amendment No. 1 to Rights Agreement, dated as of January 4, 2007, for purposes of amending the Corporation's Rights Agreement dated October 22, 2004. As a result of the amendment, the Rights Agreement and all rights thereunder will expire and terminate at the close of business (5:00 p.m. Eastern Standard Time) on January 31, 2007.

The amendment is attached hereto as Exhibit 4.1. The press release announcing the amendment is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2007, the Board approved amendments to Section 3 of Article III of the Corporation’s Amended and Restated By-Laws (the "By-Laws") for purposes of implementing a majority vote standard in uncontested director elections in place of the plurality vote standard. Consequently, in uncontested director elections, a director nominee will be elected only if the number of votes cast "for" the nominee exceeds the number of votes cast "against" the nominee. In contested elections, the plurality vote standard continues to apply. A contested election is an election in which a stockholder has duly nominated a person to the Board and has not withdrawn that nomination at least five days prior to the first mailing of the notice of meeting of stockholders.

To address the "holdover" director situation in which, under Delaware law, a dircetor remains on the Board until his or her successor is elected and qualified, the Board also approved amendments to Section 10 of Article II and Section 3 of Article III of the By-Laws, requiring each director nominee to submit an irrrevocable resignation in advance. The resignation would be contingent upon (i) the nominee not receiving the required vote for re-election and (ii) acceptance of the resignation by the Board. The Board, acting on the recommendation of the Committee on Directors and Corporate Governance, must determine, within 90 days after the certification of the stockholder vote, whether to accept the resignation. Absent a determination by the Board that it is in the best interests of the Corporation for an unsuccessful incumbent to remain on the Board, the Board shall accept the resignation. The Board must make its determination in accordance with policies and procedures adopted by the Board, which are described in Item 8.01 of this report.

Pursuant to amended Section 3 of Article III of the By-Laws, if the Board accepts the resignation of an unsuccessful incumbent director, or if in an uncontested election a nominee for director who is not an incumbent director does not receive a majority vote, the Board may fill the resulting vacancy or decrease the size of the Board.

The Board also approved amendments to Section 5 of Article III of the By-Laws, which permit a director's resignation to become effective upon the happening of an event, including the failure to receive the required vote in an election and the Board's acceptance of the resignation.

The Board also approved amendments to Section 14 of Article VIII of the By-Laws for purposes of deleting Exhibit 1 (form of indemnification agreeement in favor of directors and officers) from the By-Laws.

The Board also approved amendments to Section 4 of Article II and Section 8 of Article III of the By-Laws to expressly provide that notices of meetings to stockholders and directors may be transmitted electronically. The Board also approved amendments to Section 10 of Article III of the By-Laws to expressly provide that directors may electronically transmit written consents to Board actions.

In addition, the Board approved various non-substantive amendments to the By-Laws, including minor corrections, changes for purposes of consistency and clarification, and changes to make gender references include both he or she, his or her, and him or her.

All of the foregoing amendments to the By-Laws were effective upon approval by the Board on January 4, 2007.

In addition, in connection with the Board's approval on January 4, 2007 of amendments to the Corporation's Restated Certificate of Incorporation for purposes of declassifying the Board (as described in Item 8.01 of this report), the Board also approved amendments to Section 2 of Article III of the By-Laws relating to declassification of the Board. Such amendments become effective only if the stockholders approve the declassification of the Board and only upon the filing of a Certificate of Amendment to the Corporation's Restated Certificate of Incoporation relating to the declassification of the Board. Pursuant to the amendments to the Restated Certificate of Incorporation, directors elected at the 2007 annual meeting of stockholders would serve until the 2008 annual meeting, and all directors would stand for election to one-year terms beginning with the 2008 annual meeting. Such amendments would also change the number of directors from a fixed number of nine (which could be changed by a By-Law amendment) to a range of three to fifteen, with the exact number to be fixed from time to time by resolution of the Board.

The Corporation's Amended and Restated By-Laws, as amended through January 4, 2007, are attached hereto as Exhibit 3.1. The press release announcing the By-Law amendments is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On January 4, 2007, the Board approved amendments to the Corporation's Restated Certificate of Incorporation for purposes of declasifying the Board. Currently, the Board is divided into three classes, and each year one class is elected to serve a three-year term. Pursuant to the amendments, directors elected at the 2007 annual meeting of stockholders would serve until the 2008 annual meeting, and all directors would stand for election to one-year terms beginning with the 2008 annual meeting. The amendments are subject to stockholder approval and will be presented to stockholders for approval at the annual meeting of stockholders scheduled for July 25, 2007. The Board also approved amendments to the Restated Certificate of Incorporation to eliminate the provision that directors may only be removed for cause.

On January 4, 2007, the Board also approved a resignation policy in connection with its adoption on the same day of a majority vote By-Law standard for the election of directors in uncontested elections (as described in Item 5.03 of this report). The policy requires the Committee on Directors and Corporate Governance to consider, in light of the best interests of the Corporation and its stockholders, any resignation tendered by a director nominee who fails to receive the required vote in an election, taking into account all factors deemed relevant by the Committee, including, by way of example, the following: the impact of the acceptance of the resignation on stock exchange listing or other regulatory requirements; the financial impact of the acceptance of the resignation; the unique qualifications of the director whose resignation has been tendered; the reasons the Committee believes are the reasons that stockholders cast votes against the election of such director (such as a "vote no" campaign on an illegitimate or wrongful basis); and any alternatives for addressing the "against" votes.

The policy requires the Board to act, based on recommendations of the Committee, within 90 days following certification of the stockholder vote. The policy states that the Board expects an unsuccessful incumbent to exercise voluntary recusal from deliberations of the Committee or the Board with respect to the tendered resignation. In addition, the policy requires the Corporation to file a Current Report on Form 8-K within four business days after the Board's acceptance or rejection of the resignation, explaining the reasons for any rejection of the tendered resignation. The policy also provides procedures to addrdess the situation in which a majority of the members of the Committee are unsuccessful incumbents or all directors are unsuccessful incumbents.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 The Corporation's Amended and Restated By-Laws, as amended through January 4, 2007.

4.1 Amendment No.1 to Rights Agreement, dated as of
January 4, 2007, between the Corporation and The Bank
of New York.

99.1 Press Release issued by the Corporation, dated January 5, 2007, reporting that the McKesson Board adopts corporate goverance changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

January 8, 2007	By:	Laureen Seeger

Name: Laureen Seeger
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	The Corporation's Amended and Restated By-Laws, as amended through January 4, 2007.
4.1	Amendment No.1 to Rights Agreement, dated as of January 4, 2007, between the Corporation and The Bank of New York.
99.1	Press Release issued by the Corporation, dated January 5, 2007, reporting that the McKesson Board adopts corporate goverance changes.